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      Phoenix Office                                  A Professional Association
      Renaissance One                                          Attorneys
     Two North Central
Phoenix, Arizona 85004-2391
       602 229-5200
    Fax:  602 229-5690



April 24, 1996                                             Writer's Direct Line:
                                                              (602) 229-5509



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:  Zila, Inc.

Ladies and Gentlemen:

         This firm is counsel for Zila, Inc., a Delaware corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation and Bylaws of the Company. We have also acted as counsel for the Company with respect to certain matters in connection with the preparation of the Registration Statement on Form S-8 registering 100,000 additional shares of Common Stock, $.001 par value (the "Shares") under the Securities Act of 1933. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth below.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the Sate of Delaware.

         2. The Shares, when issued, will be duly and validly issued, fully paid and nonassessable.

         We acknowledge that we are referred to under the heading "Legal Matters" of the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Shares for offer and sale in such states.

                                       Very truly yours,

                                       /s/ Kevin J. Tourek

                                       Kevin J. Tourek
                                       FOR THE FIRM


                                    EXHIBIT 5